                                                                            10VV

                               JA&A SERVICES, LLC
                                2000 Town Center
                                   Suite 2400
                              Southfield, MI 48075


March 10, 2002

Mr. James Adamson
Chairman and CEO
Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan  48084

Re: Interim Management and Restructuring Services

Dear Mr. Adamson:

This letter outlines the understanding between JA&A Services, LLC ("JAS") and Kmart Corporation (the "Company") for the engagement of JAS to provide certain temporary employees to the Company to assist it in its restructuring as described below. Generally, the engagement of JAS, including any JAS employees who serve in Executive Officer positions, shall be under the approval of the Board of Directors of the Company and the direct supervision of you as Chairman and CEO.

JAS will provide the individuals set forth on Exhibit A, herein referred to as the temporary employees ("Temporary Employees"), subject to the terms and conditions of this letter, with the titles, pay rates, and other descriptions set forth therein.

Albert A. Koch will serve as the Company's Chief Financial Officer reporting to the Company's Chairman and Chief Executive Officer. Additionally, Ted Stenger will serve as the Company's Treasurer and will report to Al. Al and Ted will work collaboratively with the senior management team, the Board of Directors and other case professionals in assisting the Company in evaluating and implementing strategic and tactical options through the restructuring process. Al and Ted's roles will include the following:

-     Managing the Company's financial and treasury functions.

- Providing leadership to the financial function including, without limitation, assisting the Company in (i) strengthening the core competencies in the finance organization, particularly cash management, planning, general accounting and financial reporting information management and (ii) formulation and negotiation with respect to a plan of reorganization.

Mr. James Adamson
March 13, 2002
Page 2




- Assisting the Company's Chief Restructuring Officer, as appropriate, in overseeing development of an operating business plan to be used in managing the Company for the current year as well as for future years.

- Assisting in overseeing and driving financial performance in conformity with the Company's business plan.

- Supervising the preparation of regular reports required by the Bankruptcy Court or which are customarily issued by the Company's Chief Financial Officer as well as providing assistance in such areas as testimony before the Bankruptcy Court on matters that are within our areas of expertise.

- Assisting with such other matters as may be requested that fall within our expertise.

Other Temporary Employees will include Maggie L. Anderson, Laurence E. Leonard and Thomas A. Morrow with responsibility for filling needed roles in assisting Al and Ted with fulfilling the aforementioned engagement tasks. We will keep you informed as to our staffing and will not add additional Temporary Employees to the assignment without first consulting with you to obtain your concurrence that such additional resources are required and do not duplicate the activities of other employees or professionals. Moreover, we will attempt to utilize Company personnel to fulfill such roles and will take such steps as may be necessary to avoid duplication with the Company's other professionals. Furthermore, we will keep you informed as to the areas of responsibility being filled by all the Temporary Employees and will adjust the staffing level upwards or downwards as you direct.

JAS shall be compensated for its services under this agreement at the rates set forth on Exhibit A. The Temporary Employees expected to be provided as of the date of this letter along with the nature of their commitment to the Company is set forth on Exhibit A, unless JAS and the Company agree to modify the terms of this agreement.

We commenced this engagement on March 4, 2002 with the understanding that the Company will promptly seek to have us retained by the bankruptcy court nunc pro tunc to March 4, 2002.

Other JAS professionals at various levels may assist the Temporary Employees, as the tasks require, and would also become Temporary Employees. For purposes of monthly billings, our fees will be based on the hours charged at our hourly rates, which are:

                  Principals                              $520 - $640
                  Senior Associates                       $400 - $500

Mr. James Adamson
March 13, 2002
Page 3



                  Associates                              $285 - $385
                  Accountants and Consultants             $210 - $280
                  Analysts                                $125 - $185

We review and revise our billing rates effective January 1 of each year.

In addition to the fees set forth above, the Company shall pay directly or reimburse JA&A upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this assignment such as travel, lodging, postage, telephone and facsimile charges.

JAS will be compensated in accordance with the above rates by filing a report of compensation with the Court, with service to the Debtors, the United States Trustee, and the Official Unsecured Creditors' Committee. If no objection is filed to the report of compensation within 20 days, the Debtors will be authorized to pay the amount incurred by JAS for services of the Temporary Employees in the ordinary course of its business. If an objection is filed, a hearing and order of the Court will be necessary to authorize compensation.

In addition to the hourly fees and expenses, the Company agrees to pay JAS an Annual Performance Fee equal to the following:

A)     Actual EBITDA for each year multiplied by .75% will be the Base Amount.

B) The Base Amount will be adjusted for the EBITDA performance levels of Threshold Amount, Target Amount, and Stretch Amount as defined in the company's Corporate Annual Performance Plan. The Annual Performance Fee will be equal to the Base Amount multiplied by 50% for achieving the Threshold Amount EBITDA performance increasing ratably to 150% for achieving or exceeding the Stretch Amount.

C) The Annual Performance Fee will be multiplied by a fraction, the numerator of which is the number of months in the fiscal year that JAS serves the Company and the denominator of which is 12 to calculate the fee earned.

We will require a retainer of $500,000 to be applied against the time charges and expenses specific to the engagement. We will submit monthly invoices for services rendered and expenses incurred as described above, and we will offset such invoices against the retainer. Payment will be due upon receipt of the invoices to replenish the retainer to the agreed upon amount. Any unearned portion of the retainer will be returned to you at the termination of the engagement.

The parties intend that an independent contractor relationship will be created by this agreement. As an independent contractor, JAS will have complete and exclusive charge of the management and

Mr. James Adamson
March 13, 2002
Page 4


operation of its business, including hiring and paying the wages and other compensation of all its employees and agents, and paying all bills, expenses and other charges incurred or payable with respect to the operation of its business. Of course, as an independent contractor, neither the Temporary Employees nor JAS will be entitled to receive from the Company any vacation pay, sick leave, retirement, pension, or social security benefits, workers' compensation, disability, unemployment insurance benefits, or any other employee benefits. JAS will be responsible for all employment, withholding, income and other taxes incurred in connection with the operation and conduct of its business. Temporary Employees will not be considered employees of the Company except for purposes of this agreement.

JAS agrees to keep confidential all information obtained from the Company, and neither JAS nor the Temporary Employees will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company which is either non-public, confidential, or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. The foregoing is not intended to nor shall be construed as prohibiting JAS or the Temporary Employees from disclosure pursuant to a valid subpoena or court order, but neither JAS nor such Temporary Employees shall encourage, suggest, invite or request, or assist in securing, any such subpoena or court order, and the Temporary Employees shall immediately give notice of any such subpoena or court order by fax transmission to the Company. Furthermore, JAS and the Temporary Employees may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder. In addition, JAS will have the right to disclose to others in the normal course of business their involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all information (written or oral) generated by the Temporary Employees in connection with their engagement is intended solely for the benefit and use of the Company (limited to its management, including its Board of Directors) in considering the transactions to which it relates. The Company agrees that no such information shall be used for any other purpose or reproduced, disseminated, quoted or referred to with attribution to JAS at any time in any manner or for any purpose other than accomplishing the tasks referred to herein, without JAS's prior approval (which shall not be unreasonably withheld) except as required by law. This agreement will survive the termination of the engagement.

The Company acknowledges that it is hiring the Temporary Employees purely to assist the Company and its Board of Directors in the management and restructuring of the Company. This engagement shall not constitute an audit, review or compilation, or any other type of financial

Mr. James Adamson
March 13, 2002
Page 5


statement reporting or consulting engagement that is subject to the rules of the AICPA, the SSCS, or other such state and national professional bodies.

JAS employees serving as officers of the Company will be entitled to the benefit of the indemnities provided by the Company to its officers and directors, whether under the Company's by-laws, certificates of incorporation, by contract or otherwise. In the event that other JAS employees become officers of the Company, such individuals will be entitled to the same benefit.

The Company agrees that it will use its best efforts to specifically include and cover JAS employees serving as officers of the Company under the Company's policy for directors' and officers' insurance. In the event that the Company is unable to include JAS employees serving as officers of the Company under the Company's policy or does not have first dollar coverage as outlined in the preceding paragraph in effect for at least $10 million, it is agreed that JAS will attempt to purchase a separate directors' and officers' policy that will cover JAS employees serving as officers of the Company only and that the cost of same shall be invoiced to the Company as an out-of-pocket cash expense. If JAS is unable to purchase such directors' and officers' insurance then we reserve the right to terminate this agreement. In the event that other Temporary Employees become officers of the Company such individuals will be entitled to the same benefit. The obligations of the parties as reflected herein shall survive the termination of the engagement.

JAS's engagement to provide temporary employees hereunder may be terminated at any time by written notice by one party to the other; provided, however, that notwithstanding such termination JAS will be entitled to any fees and expenses due under the provisions of the agreement, including performance fees. If at any time prior to the earlier of (i) the second anniversary of this engagement letter or (ii) confirmation of a plan of reorganization, a new Chief Executive Officer is employed and there is a material change in the responsibilities or duties of Mr. Koch or Mr. Stenger without the consent of JAS, then the engagement contemplated by this letter shall terminate and a fee of $2,000,000 will be due. Such payment obligation shall inure to the benefit of any successor or assignee of JAS. The obligations of the parties as reflected herein shall survive the termination of the engagement.

This letter agreement is governed by and construed in accordance with the laws of the State of Michigan with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

If we have any dispute arising between us, including any dispute with respect to this agreement, its interpretation, performance or breach, and are unable to agree on a mutually satisfactory resolution with 30 days, either party may require the matter to be settled by binding arbitration. We shall attempt for two weeks to agree on a single arbitrator. If that effort shall fail, each party shall appoint one arbitrator. The two arbitrators so chosen shall attempt for two weeks to select a third. If they are unable to agree, the American Arbitration Association in New York City shall choose the third.

Mr. James Adamson
March 13, 2002
Page 6


The arbitration shall occur using the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and non-appealable. However, JAS agrees that this arbitration provision shall apply only to the extent that the United States Bankruptcy Court, or the United States District Court if the reference is withdrawn, does not retain jurisdiction over a controversy or claim.

WE RECENTLY RECEIVED A COMPREHENSIVE LIST OF INTERESTED PARTIES IN THIS CASE AND, HAVE NOT COMPLETED CHECKING FOR CONNECTIONS OR RELATIONSHIPS THAT SHOULD BE DISCLOSED HEREIN. WE WILL PROVIDE THE APPROPRIATE DISCLOSURES WITHIN 10 DAYS.

We confirm that JAS, its employees, and its affiliates(1) do not have any financial interest or business connection with the Company other than as contemplated by this agreement, and we know of no fact or situation that would represent a conflict of interest for us with regard to the Company. While we are not currently aware of any other relationships that connect us to any party in interest, because JAS and its affiliates serve clients on a national basis in numerous cases, both in and out of court, it is possible that JAS or its affiliates may have rendered services to, or have business associations with, other entities which had, or have, relationships with the Company, including creditors of the Company. JAS and affiliates have not, and will not perform services for, or have business connections with, any of these aforementioned entities in this matter involving the Company.

The Company agrees to promptly notify JAS if it extends (or solicits the possible interest in receiving) an offer of employment to an employee of JAS and agrees that it will pay JAS a cash fee, upon hiring, equal to 50% of the aggregate first year's annualized compensation, including any other compensation, to be paid to any person working for the Company on behalf of JAS that the Company or any of its subsidiaries or affiliates hires at any time up to two years subsequent to the date of the final invoice rendered by JAS with respect to this engagement. This agreement does not prohibit the Company from making general solicitations for employment or from soliciting for employment any individuals who have ceased to be employees or agents of JAS prior to such solicitation.

If any portion of the letter agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shall be valid and enforceable to the maximum extent possible. All of the above contains the entire understanding of the parties relating to the services to be rendered by JAS and may not be amended or modified in any respect except in writing signed by the parties. JAS will not be responsible for performing any services not specifically described in this letter or in a subsequent writing signed by the parties.

--------
(1) JAS is a company that provides temporary employees. Affiliates of JAS include Jay Alix & Associates, a financial advisory and consulting firm, The System Advisory Group, providing information technology services, Partnership Services, LLC, a company that provides temporary employees, and the Questor funds, which are private equity funds that invest in special situations and under-performing companies.

Mr. James Adamson
March 13, 2002
Page 7


All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Mr. Melvin R. Christiansen, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

If these terms meet with your approval, please sign and return the enclosed copy of this proposal and wire transfer the amount to establish the retainer.

We look forward to working with you.

Sincerely yours,

JA&A SERVICES, LLC



A. A. Koch
Chairman

Acknowledged and Agreed to:

KMART CORPORATION

By:
        -------------------------------------------------------

Its:
        -------------------------------------------------------

Dated:
        -------------------------------------------------------

                                JA&A SERVICES LLC
                         EMPLOYMENT BY KMART CORPORATION



                                    EXHIBIT A


                               TEMPORARY EMPLOYEES
                  INDIVIDUALS WITH EXECUTIVE OFFICER POSITIONS

----------------------------- ------------------------------- ------------------- -----------------------------
            NAME                       DESCRIPTION               HOURLY RATE               COMMITMENT
                                                                                       FULL(1) OR PART TIME
----------------------------- ------------------------------- ------------------- -----------------------------
Albert A. Koch                Chief Financial Officer                $640             Approx. 4 days/week
Ted Stenger                   Treasurer                              $620             Approx. 4 days/week
----------------------------- ------------------------------- ------------------- -----------------------------



                         ADDITIONAL TEMPORARY EMPLOYEES

----------------------------- ------------------------------- ------------------- -----------------------------
            NAME                       DESCRIPTION               HOURLY RATE               COMMITMENT
                                                                                       FULL(1) OR PART TIME
----------------------------- ------------------------------- ------------------- -----------------------------
Maggie L. Anderson                         TBD                       $420                  Full Time
----------------------------- ------------------------------- ------------------- -----------------------------
Laurence E. Leonard                        TBD                       $400                  Full Time
----------------------------- ------------------------------- ------------------- -----------------------------
Thomas A. Morrow                           TBD                       $450                  Full Time
----------------------------- ------------------------------- ------------------- -----------------------------





(1) Full time is defined as substantially full time.

                               JA&A SERVICES, LLC
                                2000 Town Center
                                   Suite 2400
                              Southfield, MI 48075


April 1, 2002


Mr. James Adamson
Chairman and CEO
Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

Re: Interim Management and Restructuring Services - Supplement

Dear Mr. Adamson:

The purpose of this letter is to supplement our letter dated March 10, 2002 ("Agreement") between JA&A Services, LLC ("JAS") and Kmart Corporation (the "Debtors").

In the Agreement, we stated the following: "We recently received a comprehensive list of interested parties in this case and have not completed checking for connections or relationships that should be disclosed herein. We will provide the appropriate disclosures within 10 days."

With the information we received from the Debtors, we have checked our database for connections or relationships with any party in interest with regard to the Debtors. The results of our search are presented below. While we know of no fact or situation which would represent a conflict of interest for JAS and its affiliates(1) with regard to the Debtors, we wish to disclose the following:

- Questor Partners Fund, L.P. ("QPF") and Questor Partners Fund II, L.P. ("QPF II"), a $300 million fund and an $865 million fund, respectively, are private equity funds that invest in special situations and under-performing companies. Neither QPF not QPF II will make an investment in the Debtors for at least three years after the date that JA&A's engagement terminates.

- Mr. Jay Alix, a principal in Jay Alix & Associates, is also the President and CEO of Questor Management Company, the entity that manages QPF and QPF II.

-------------
(1)JAS is a company that provides temporary employees. Affiliates of JAS include Jay Alix & Associates, a financial advisory and consulting firm, The System Advisory Group, providing information technology services, Partnership Services, LLC, a company that provides temporary employees, and the Questor funds, which are private equity funds that invest in special situations and under-performing companies.

Mr. James Adamson
April 1, 2002
Page 2

- Questor and JA&A are separate companies. JA&A, pursuant to contract, performs certain accounting and back-room services for Questor. From time to time, Questor hires JA&A as a contractor to advise it regarding a potential acquisition, and occasionally investee companies of QPF and QPF II hire JA&A.

- Mr. Jay Alix owns interests in the general partners of QPF and QPF II. Mr. Albert Koch and Mr. Michael Grindfors, Chairman and President of JA&A, respectively, each own interests in the general partner of QPF II.

- Substantially all of the other principals of JA&A own limited partnership interests in one or more of the following entities: Questor Side-by-Side Partners, L.P., Questor Side-by-Side Partners II, L.P., and Questor Side-by-Side Partners II 3(c)(1), L.P. JA&A principals, except for Mr. Alix and Mr. Koch, are passive investors and have no voice in approving Questor's investments.

- Some of the limited partners of QPF and QPF II are affiliates of financial institutions that are also lenders to companies that may have retained JA&A. The affiliates of such financial institutions are passive investors in QPF and QPF II and have no voice in approving Questor's investments. Where such situations occur, the lending relationship and investment in QPF and/or QPF II is detailed in JA&A's disclosures.

- QPF, QPF II, Questor Side-by-Side Partners, L.P., Questor Side-by-Side Partners II, L.P., and Questor Side-by-Side Partners II 3(c)(1), L.P. are all related entities. The Side-by-Side funds contain, in the aggregate, 6.3% of the total Questor funds, which are in excess of $1.17 billion.

- Mr. James B. Adamson, Chairman, CEO and Director of the Debtors, was a Director of Oxford Health Plans at a time when JA&A was retained to perform certain professional services.

- Allard & Fish, a professional that represents JA&A in a client matter that is unrelated to the Debtors, represents Combine International, Inc. in the Debtors' case.

- American General Investment Management, a major bondholder of the Debtors, is the subsidiary of a former JA&A client in a matter unrelated to the Debtors.

- Bank of America, a lender to the Debtors, is a current client of JA&A in matters unrelated to the Debtors. Also, Bank of America is and has been a lender to certain current and/or former JA&A clients in matters unrelated to the Debtors.

Mr. James Adamson
April 1, 2002
Page 3


- The Bank of New York, a lender and indentured trustee to the Debtors, is a bondholder, lessor, and trustee of certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, The Bank of New York has previously employed a JA&A employee.

- Bank One (f/k/a/ National Bank of Detroit), a lender, underwriter and indentured trustee to the Debtors, is a current client of JA&A in matters unrelated to the Debtors. In addition, Bank One provides commercial banking services to JA&A, has previously employed a JA&A employee and is a lender to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Banker's Trust and its affiliated entities, lenders to the Debtors, are affiliated with an entity that is a limited partner in QPF II and is a lender to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Barclays Bank Plc is affiliated with a shareholder of the Debtors and is adverse to a current JA&A client in a matter unrelated to the Debtors. In addition, Barclays Bank Plc is a shareholder and lender to certain current and/or former JA&A clients in matters unrelated to the Debtors.

- Borders, a lessor of the Debtors, is a vendor to JA&A. Also, Borders has previously employed a JA&A employee.

- Burlington Industries, Inc, a creditor to the Debtors, has retained JA&A to assist in its restructuring.

- Little Caesars Enterprises, a counter party to a major contract with the Debtors, is a former client of JA&A in a matter unrelated to the Debtors.

- Citibank and its affiliated entities, lenders to the Debtors, are affiliated with limited partners in QPF and/or QPF II. Also, Citibank and its affiliated entities are lenders, bondholders, and shareholders to certain other current and/or former JA&A clients in matters unrelated to the Debtors. JA&A was a client of Salomon Smith Barney in a matter unrelated to the Debtors that has been concluded.

- Comerica, a lender to the Debtors, is a limited partner in QPF and QPF II, and is also a former JA&A client in matters unrelated to the Debtors. Comerica is a lender to certain other current and/or former JA&A clients and to QPF portfolio companies in matters unrelated to the Debtors. Also, Comerica is a lender to Mr. Jay Alix personally, and Mr. Koch maintains a banking relationship with Comerica and an investment account with Comerica Securities.

Mr. James Adamson
April 1, 2002
Page 4


- Credit Suisse First Boston and its affiliated entities are lenders and underwriters to the Debtors and are affiliated with a current JA&A client in a matter unrelated to the Debtors. CS First Boston and its affiliated entities are creditors, lenders and/or bondholders to certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, Credit Suisse First Boston is affiliated with an entity that is a limited partner in QPF and/or QPF II.

- Ernst & Young, an advisor to the Debtors, is the former employer of Albert Koch, Ted Stenger and various JA&A employees.

- An unsecured creditor of the Debtors has retained JA&A to assist in its restructuring.

- Fidelity and its affiliated entities are shareholders and bondholders of the Debtors and a current vendor of JA&A.

- First Union National Bank, a lender to the Debtors, is a current and former JA&A client in matters unrelated to the Debtors and is a lender or affiliated with lenders to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Firstar Bank, US Bank, and Mercantile Bank are all lenders to the Debtors and now operate under the US Bank name. The present US Bank and its affiliated and/or former entities are clients, clients through a bank group, lessors, lenders, bondholders, and trustees to certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, Firstar Bank has previously employed a JA&A employee.

- Fleet National Bank and its affiliated entities are lenders and underwriters to the Debtors and are affiliated with an entity that is a limited partner in QPF II.

- Frito Lay Inc., an unsecured creditor of the Debtors, has previously employed two JA&A employees.

- Fuji Bank, Limited/The Fuji Bank, Limited is a participant in the bank group for Lason, Inc. JA&A has been retained by the bank group in this matter.

- GE Financial Assurance Holdings, a major bondholder of the Debtors, is affiliated with a limited partner in QPF II. General Electric and its affiliated entities are creditors, lenders, lessors, bondholders, vendors and adverse parties to certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, the parent company of GE Financial previously employed a JA&A employee.

Mr. James Adamson
April 1, 2002
Page 5

- Michelle Gluck, VP Associate General Counsel & Assistant Secretary of the Debtors, is married to a former JA&A employee.

- GMAC Commercial Credit is a member of the unsecured creditors committee. Entities affiliated with GMAC Commercial Credit, have been clients of JA&A, have previously employed certain JA&A employees and have been lenders and creditors to various JA&A clients in matters unrelated to the Debtors.

- Hartford Investment Management Company, a major bondholder of the Debtors, is affiliated with an entity which was previously an adverse party in two distinct litigation engagements of JA&A unrelated to the Debtors.

- ING Investment Management, Inc. is a major bondholder of the Debtors and is affiliated with ING Capital, an investment banker/underwriter for the Debtors. ING Capital is also a client of JA&A through a bank group in a matter unrelated to the Debtors.

- JP Morgan Chase and its affiliated entities are lenders, underwriters and bondholders of the Debtors and are limited partners in QPF and QPF II. JP Morgan Chase and its affiliated entities are lenders and shareholders of certain other current and/or former JA&A clients in matters unrelated to the Debtors. A current employee of JA&A worked for Chase Manhattan Bank more than 20 years ago. In addition, a unit of Morgan Stanley Dean Witter employs a relative of a JA&A employee.

- Jefferson Pilot Financial is a major bondholder of the Debtors. An officer of Jefferson Pilot Corp., an affiliate of Jefferson Pilot Financial, is a director of a current client of JA&A.

- Jones, Day, Reavis & Pogue ("Jones Day"), counsel to the creditors, is a current and former JA&A client, has served as legal counsel to various JA&A clients, and has served as opposing counsel in various other matters involving JA&A's clients in matters unrelated to the Debtors. Also, Jones Day has previously provided services to Questor Management Company.

- KPMG, LLP, accountants to the creditors' committee, has previously employed several JA&A employees and has been an adverse party in current and former client situations in matters unrelated to the Debtors.

- Los Angeles County Employees Retirement System, a major bondholder of the Debtors, is a limited partner in QPF and QPF II.

Mr. James Adamson
April 1, 2002
Page 6

- Lehman Brothers is an investment banker/underwriter for the Debtors and Lehman Commercial Paper Inc. is a prepetition lender of the Debtors. An affiliate, Lehman Syndicated Loans, Inc., is a client of JA&A in a matter unrelated to the Debtors.

- Loomis, Sayles & Company, a major bondholder of the Debtors, is a significant shareholder and bondholder of current clients of JA&A and is also a significant shareholder of a former JA&A client, all of which are in matters unrelated to the Debtors.

- Mellon Bank, N.A., a lender to the Debtors, is a significant shareholder of a former client of JA&A and is also a client through two bank groups of current JA&A clients in matters unrelated to the Debtors. Mellon Bank, N.A. is also a lender to certain current and former JA&A clients in matters unrelated to the Debtors.

- Merrill Lynch is an investment banker/underwriter for the Debtors and Merrill Lynch Capital Corporation is a prepetition lender to the Debtors. Merrill Lynch Capital Corporation is a former client of JA&A in a matter that has been completed for over five years. Merrill Lynch and its affiliated entities are also a lender, significant shareholder and bondholder to certain other current and/or former JA&A clients in matters unrelated to the Debtors. Merrill Lynch is a former client of JA&A in a matter unrelated to the Debtors. Also, Merrill Lynch previously employed a JA&A employee.

- Michigan National Bank (of Detroit), lenders of the Debtors, is a current and former client of JA&A, a client through a bank group, and lender to several JA&A clients, all unrelated to the Debtors. Also, Michigan National Bank previously employed a JA&A employee.

- National City Bank, a lender to the Debtors, is affiliated with an entity that is a limited partner in QPF II and is a former JA&A client in a matter unrelated to the Debtors. Also, National City Bank is a client through a bank group, client through an affiliate, and lender to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Oak Hill Securities and its affiliated entities, lenders to the Debtors, are also lenders and bondholders of certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, an officer of a current JA&A client is a managing partner of an affiliate entity of Oak Hill Securities.

- PPM America, a major shareholder of the Debtors, is a shareholder of a former JA&A client and a lender to a current JA&A client in matters unrelated to the Debtors, and has filed an objection for the payment of fees to JA&A in another matter unrelated to the Debtors.

Mr. James Adamson
April 1, 2002
Page 7



- PriceWaterhouseCoopers ("PWC"), a professional of the Debtors, is the auditor for QPF and QPF II. In addition, JA&A has been retained by PWC in both current and former matters unrelated to the Debtors. In addition, PWC has previously employed several JA&A employees.

- Prudential Securities and its affiliated entities are bondholders, underwriters and lenders to the Debtors, and have been adverse parties in a litigation engagement, and lenders and bondholders of certain other current and/or former JA&A clients, all in matters unrelated to the Debtors.

- Skadden, Arps, Slate, Meagher & Flom, counsel to the Debtors, is a former JA&A client, has served as legal counsel to various JA&A clients, and has served as opposing counsel in various other matters involving JA&A's clients in matters unrelated to the Debtors.

- Smith Barney Asset Management, a major bondholder of the Debtors, is affiliated with an entity that is a limited partner in QPF and QPF II and is affiliated with lenders and bondholders of certain other current and/or former JA&A clients in matters unrelated to the Debtors. Also, an affiliate of Smith Barney is a vendor to JA&A.

- Mr. Thomas T. Stallkamp, member of the board of directors of the Debtors, is the father of a current JA&A employee who will not be party to this engagement.

- State Street Global Advisors, a major shareholder of the Debtors, is a lender to a current JA&A client and is affiliated with a company that is a trustee for a limited partner in QPF II in matters unrelated to the Debtors. Also, affiliates of State Street Global Advisors are creditors, shareholders, bondholders, lenders and vendors of certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Transamerica and its affiliated entities are bondholders and underwriters to the Debtors. An affiliate of Transamerica is a current and former client of JA&A in a matter unrelated to the Debtors. Also, affiliates of Transamerica have been clients through a creditors committee, creditors, lenders, bondholders and lessors to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Travelers Asset Management and The Travelers Insurance Co., major bondholders of the Debtors, are affiliated with a company that is a limited partner in QPF and QPF II. Affiliates of the above were clients and vendors of JA&A and were adverse to JA&A's clients in litigation engagements unrelated to the Debtors. Also, affiliates of Travelers are creditors, and bondholders, lenders and vendors of certain other current and/or former JA&A clients in matters unrelated to the Debtors. Travelers previously employed a JA&A employee.

Mr. James Adamson
April 1, 2002
Page 8

- Union Bank of California, lenders to the Debtors, is a former client through a bank group of JA&A in a matter unrelated to the Debtors. Also, Union Bank of California has been a lender to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Van Kampen, investment banker/underwriter to the Debtors, is affiliated with former clients of JA&A in matters unrelated to the Debtors. An affiliate of Van Kampen is a lender to a current client of JA&A in matters unrelated to the Debtors. Van Kampen and its affiliated entities are also lenders and bondholders to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- The Vanguard Group, Inc. is a major shareholder and bondholder of the Debtors. The Vanguard Group, Inc. may be affiliated with parties that are adverse to JA&A clients in matters unrelated to the Debtors. Also, affiliates of Vanguard Group, Inc. are lenders and vendors to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Winston & Strawn, counsel to the creditors' committee, is a former JA&A client, has served as legal counsel and opposing counsel involving JA&A's clients in matters unrelated to the Debtors.

- Wells Fargo Bank, N.A., a lender to the Debtors, is a client through a creditor's committee, lender and creditor to certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- Zurich Scudder Investments, Inc., a major bondholder of the Debtors, is a lender to a current client of JA&A. Zurich Scudder Investments, Inc. is affiliated with entities that are also vendors to JA&A, adverse to JA&A's clients in litigation engagements, and have underwritten premium financing for certain other current and/or former JA&A clients in matters unrelated to the Debtors.

- An employee of JA&A is a director of a company that has a lease(s) with the Debtors.

We confirm that JAS, its employees, and its affiliates do not have any financial interest or business connection with the Debtors other than as contemplated by this agreement, and we know of no fact or situation that would represent a conflict of interest for us with regard to the Debtors. While we are not currently aware of any other relationships that connect us to any party in interest, because JAS and its affiliates serve clients on a national basis in numerous cases, both in and out of court, it is possible that JAS or its affiliates may have rendered services to, or have business associations with, other entities which had, or have, relationships with the Debtors, including creditors of the Debtors. JAS and affiliates have

Mr. James Adamson
April 1, 2002
Page 9


not, and will not perform services for, or have business connections with, any of these aforementioned entities in this matter involving the Debtors.

Should you have any questions regarding the above, please contact me to discuss your questions.

Sincerely yours,

JA&A SERVICES, LLC

/s/ A.A. Koch/T.S.

A. A. Koch
Chairman